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                                                                     EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-40729) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74601, 333-64989, 333-56677, 333-51903, 333-43595, 333-42375, 333-34743, 333-34699, 333-31265,
33-44115, 33-31819, 33-23504, 33-7499, 2-89925, 33-10106, 33-38044, 33-16987,
33-62603) of Compaq Computer Corporation of our report dated January 25, 2000, except as to Note 13, which is as of February 16, 2000, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 21, 2000